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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  April 30, 2003
                                                  --------------


                          BECTON, DICKINSON AND COMPANY
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             (Exact name of registrant as specified in its charter)

           New Jersey                001-4802                   22-0760120
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    (State or other juris-         (Commission             (IRS Employer Iden-
   diction of incorporation)       File Number)            tification Number)

   1 Becton Drive, Franklin Lakes, New Jersey                   07417-1880
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    (Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code          (201) 847-6800
                                                            --------------

                                       N/A
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         (Former name or former addresses if changed since last report.)




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Item 9.     REGULATION FD DISCLOSURE.

            The following statement is being furnished by the Company under the provisions of Regulation FD:

            On April 30, 2003, Edward J. Ludwig, Chairman, President and Chief Executive Officer of Becton, Dickinson and Company ("BD"), exercised options to purchase 46,428 shares of BD. Mr. Ludwig has sold 26,428 of these shares to cover costs and tax obligations related to this stock option exercise. On April 30, 2003, Mr. Ludwig also made a charitable contribution of 1,000 shares.

            As a result of these transactions, Mr. Ludwig has an ownership interest in an aggregate of 99,053 shares of BD, including 52,943 shares owned directly, 18,206 shares held in BD's Savings Incentive Plan and 27,904 shares held in BD's Deferred Compensation Plan.

            Since January 1, 2003, Mr. Ludwig has invested a total of $327,654 in 10,650 shares of common stock of BD, through bonus and salary deferral elections pursuant to BD's Deferred Compensation Plan (the "Plan"). In addition, since January 1, 2003, two other executive officers of BD have invested a total of $243,254 in 7,892 shares of BD common stock, through bonus and salary deferral elections pursuant to the Plan. These investments in BD shares under the Plan are reported, as they occur, as acquisitions of derivative securities on Table II of Forms 4.






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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           BECTON, DICKINSON AND COMPANY
                                                  (Registrant)



                                           By: /s/ Gary DeFazio
                                               ----------------------------
                                                   Gary DeFazio
                                                   Assistant Secretary


Date: May 1, 2003



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